Exhibit 4.3 Upon recording, return to: Ms. Shawne M. Keenan Eversheds Sutherland (US) LLP 999 Peachtree Street, N.E. Atlanta, Georgia 30309-3996 PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES, COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR EIGHTY-FIRST SUPPLEMENTAL INDENTURE NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA § 560-11-8-.14(A) BECAUSE THIS INSTRUMENT SECURES NOTES, THE HOLDERS OF WHICH ARE THE FEDERAL FINANCING BANK, AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA, AND THE RURAL UTILITIES SERVICE, AN AGENCY OF THE UNITED STATES OF AMERICA.

THIS EIGHTY-FIRST SUPPLEMENTAL INDENTURE OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION) U.S. BANK NATIONAL ASSOCIATION WHEREAS WHEREAS, WHEREAS WHEREAS WHEREAS WHEREAS ” WHEREAS

WHEREAS WHEREAS WHEREAS WHEREAS WHEREAS NOW, THEREFORE, THIS EIGHTY-FIRST SUPPLEMENTAL INDENTURE WITNESSETH

PROVIDED, HOWEVER TO HAVE AND TO HOLD

SUBJECT, HOWEVER BUT IN TRUST, NEVERTHELESS UPON CONDITION THE INDENTURE, INCLUDING THIS EIGHTY-FIRST SUPPLEMENTAL INDENTURE AND IT IS HEREBY COVENANTED AND DECLARED ARTICLE I THE AD48 NOTES AND CERTAIN PROVISIONS RELATING THERETO Section 1.1 Authorization and Terms of the Series 2020 (FFB AD48) Note.

Section 1.2 Form of the Series 2020 (FFB AD48) Note. Section 1.3 Authorization and Terms of the Series 2020 (RUS AD48) Reimbursement Note.

Section 1.4 Form of the Series 2020 (RUS AD48) Reimbursement Note.

ARTICLE II AMENDMENT OF THE ORIGINAL INDENTURE Section 2.1 Amendment of Definition of “Excepted Property” in the Original Indenture. “Excepted Property” Section 2.2 Amendment of Section 1.20 of the Original Indenture. Section 1.20 RUS or DOE as Holder. “Loan Contract”

“RUS Statutory Provisions” “Loan Guarantee Agreement”

“DOE Statutory Provisions” Section 2.3 Amendment of Section 3.3 of the Original Indenture. Section 2.4 Amendment of Section 3.5 of the Original Indenture.

Section 2.5 Amendment of Section 3.7 of the Original Indenture. Section 3.7 Registration; Registration of Transfer and Exchange. “Obligation Register” “Obligation Registrar”

Section 2.6 Amendment of Section 4.8 of the Original Indenture. Section 4.8 Conditional Obligations.

Section 2.7 Amendment of Section 5.1 of the Original Indenture. PROVIDED

PROVIDED FURTHER PROVIDED Section 2.8 Amendment of Section 6.1 of the Original Indenture. Section 2.9 Amendment of Section 8.1 of the Original Indenture.

Section 2.10 Amendment of Section 12.1 of the Original Indenture. Section 2.11 Amendment of Section 12.6 of the Original Indenture. PROVIDED, HOWEVER Section 2.12 Amendment of Section 13.8 of the Original Indenture.

ARTICLE III MISCELLANEOUS Section 3.1 Supplemental Indenture. Section 3.2 Recitals. Section 3.3 Successors and Assigns.

Section 3.4 No Rights, Remedies, Etc. Section 3.5 Counterparts. Section 3.6 Security Agreement and Financing Statement.

IN WITNESS WHEREOF, Company OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)

Trustee: U.S. BANK NATIONAL ASSOCIATION

Exhibit A

Schedule 1